Exhibit 4.1
                             SUBSCRIPTION AGREEMENT

                        14% SENIOR CONVERTIBLE DEBENTURES


Chromatics Color Sciences International, Inc.
5 East 80th Street
New York, New York 10021

Ladies and Gentlemen:

The undersigned, Gary W. Schreiner (the "Purchaser"), understands that Chromatics Color Sciences International, Inc., a New York corporation (the "Company"), is offering for sale its 14% Senior Convertible Debentures, in the form attached hereto as Exhibit A, in the aggregate original principal amount of Five Million Dollars ($5,000,000) (the "Debentures"). The Purchaser further understands that the offering is being made without registration of the Debentures or the shares of common stock, par value $0.001 per share (the "Common Stock"), issuable upon conversion thereof (the Debentures and shares of Common Stock are hereinafter sometimes referred to as the "Securities") under the Securities Act of 1933, as amended (the "Securities Act"), and is being made only to "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

1. Subscription. Subject to the terms and conditions hereof, the Company agrees to sell, issue and deliver, and Purchaser hereby offers to purchase and subscribes for Debentures in the aggregate original principal amount of Five Million Dollars ($5,000,000) for a purchase price (the "Purchase Price") equal to the aggregate original principal amount of the Debentures so to be purchased.

2. The Closing. The closing of the transaction contemplated hereby (the "Closing") shall take place on April 15, 1999 at the offices of Rosenman & Colin, LLP, 575 Madison Avenue, New York, New York 10022, at 10:00 a.m. or at such other time and place as shall be agreed to by the Company and the Purchaser (the "Closing Date"). At the Closing, payment of the Purchase Price shall be made by wire transfer of immediately available funds against delivery of the Debentures purchased by the Purchaser.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

         (a) The Purchaser has the capacity to execute and deliver this Agreement, and perform its obligations hereunder and this Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         (b) Neither the execution, delivery or performance of this Agreement by the Purchaser, nor the consummation by the Purchaser of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official or (ii) conflicts or will conflict with, or constitutes or will constitute a material breach of, or default under, any material agreement, indenture, lease or other instrument to which the Purchaser is a party or to which they may be bound.


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         (c) The Purchaser is aware that no federal or state agency has passed upon the Securities or has made any finding or determination concerning the fairness of this investment and that an investment in the Securities involves a high degree of risk.

         (d) The Purchaser is purchasing the Securities for its own account, for investment purposes only and not with a view towards the public sale or distribution thereof. The Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same other than pursuant to the terms of Sections 5 or 8 of this Agreement.

         (e) The Purchaser understands that neither the Debentures nor the Common Stock have been registered under the Securities Act or qualified under any state securities laws, and that the Debentures are being offered and sold, and the shares and Common Stock are being offered, to them in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Debentures and to receive an offer of the Common Stock.

         (f) The Purchaser acknowledges that, until the Registration Statement (as such term is defined in Section 5 of this Agreement) is declared effective by the Securities and Exchange Commission (the "SEC"), there are restrictions on the transferability of the shares of Common Stock issuable upon conversion of the Debentures as required pursuant to federal and state securities laws. The Purchaser further agrees to be responsible for compliance with all conditions on transfer imposed by any state blue sky or securities law. The Purchaser acknowledges that each Debenture and certificate representing the Registrable Shares (as such term is defined in Section 5 of this Agreement) shall be stamped with a restrictive legend substantially similar to the following:

         "The securities evidenced by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), or any state securities laws, and may not be offered or sold, transferred, pledged, hypothecated or otherwise disposed of except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities) or (iii) if an exemption from registration under such Act is available.

         Notwithstanding the foregoing, the securities evidenced by this certificate are also subject to the registration rights set forth in that certain Subscription Agreement by and between the original holder hereof and the Company, a copy of which is on file at the Company?s principal executive office."

         (g) The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the underlying Common Stock, which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries and, without limiting the generality of the foregoing, the Purchaser has had the opportunity to obtain and to review the Company's (i) draft, dated April 12, 1999, of its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K Draft"), (ii) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and (iii) the proxy statement for the Company's 1998 Annual Meeting of Stockholders (collectively, the "SEC Reports"). The Purchaser has relied on the information contained herein and in the foregoing documents and responses, and has not been furnished any other documents, literature,

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memoranda or prospectuses. Such Purchaser has relied solely on the documents and responses referred to above in making the Purchaser's decision to invest in the Company.

         (h) The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Purchaser agrees to furnish any additional information requested to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Securities.

         (i) The Purchaser is aware that there is no assurance that a regular trading market for the Company's securities will be sustained. The Purchaser is aware that the market price for the Company's shares of Common Stock may be significantly affected by such factors as the Company's financial performance, the results of the Company's efforts to license its intellectual property rights, proprietary technology, and instrumentation in the field of color science and to market its cosmetic line and material swatch packs, and various factors affecting the color science industry, the medical industry and the beauty aid and cosmetics industries generally. Additionally, the Purchaser is aware that in recent years, the stock market has experienced a high level of price and volume volatility for many companies, particularly small and emerging growth companies traded in the over-the-counter market, and these wide price fluctuations are not necessarily related to the operating performance of these companies. Accordingly, the Purchaser is aware that there may be significant volatility in the market for the Company's securities.

         (j) The Purchaser has, either alone or together with a Purchaser Representative (as that term is defined in Regulation D), such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

         (k) The Purchaser recognizes that the Company will seek to raise additional operating capital in the future through a variety of sources, and that although the Company may undertake one or more public or private offerings of its Common Stock or other securities, there can be no assurance that such additional funds will be available or that any such offering will be made (or that, if made, it will be successful).

         (l) The Purchaser is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company intends to engage and has determined, either personally or in consultation with his or her Purchaser Representative, that an investment in the Company is consistent with the Purchaser's investment objectives and income prospects.

         (m) The Purchaser recognizes that an investment in the Company's securities involves a very high degree of risk and the Purchaser recognizes and understands all of the risk factors relating to the purchase of the Debentures and the underlying Common Stock set forth herein, including, without limitation, those set forth in the SEC Reports.

         (n) All information which the Purchaser has provided to the Company concerning the Purchaser, the Purchaser's financial position and the Purchaser's knowledge of financial and business matters (including, without limitation, the information set forth in this Agreement), is correct and complete as of the date set forth on the last page hereof. The Purchaser agrees that financial and other information concerning the Purchaser may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company. The Purchaser further agrees, if requested by the Company or its authorized representative, to provide bank references or other confirming information concerning the Purchaser's financial information as may be reasonably requested by the Company.


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4.   Representations, Warranties and Covenants of the Company. The Company
represents and warrants to the Purchaser as follows:

         (a) The Company is a corporation duly organized and validly existing under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the business or financial condition of the Company.

         (b) Neither the offer, sale or issuance of the Securities, the execution, delivery or performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws, or other organizational documents, of the Company or any of its subsidiaries or (ii) conflicts or will conflict with, or constitutes or will constitute a material breach of, or default under, any material agreement, indenture, lease or other instrument to which the Company is a party or by which it may be bound, or violates or will violate any statute, law, or (except as set forth in the Debentures) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound.

         (c) The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforceability may be limited by principles of equity, bankruptcy, insolvency or similar laws for the protection of creditors and the Company has full corporate and legal power to enter into this Agreement and perform all of its obligations hereunder.

         (d) As of April 13, 1999, the Company has authorized (i) Fifty Million (50,000,000) shares of Common Stock, $0.001 par value per share, of which 15,477,471 shares are issued and outstanding, (ii) One Million Four Hundred Thousand (1,400,000) shares of Redeemable Class A Preferred Stock, $.01 par value per share, of which One Million Three Hundred Eighty Thousand (1,380,000) shares are issued and outstanding and (iii) Ten Million (10,000,000) shares of Class B Preferred Stock, no par value per share, none of which are issued and outstanding. All such outstanding shares have been duly and validly issued and are fully paid and nonassessable. The Company has outstanding no other shares of any class of capital stock. Except as set forth in the Form 10-K Draft, there are no subscriptions, options, warrants, scrip, rights, calls, convertible securities, or any other similar agreements, arrangements or commitments of any character relating to the issued or unissued capital stock, or other securities of the Company obligating, or which may obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of its capital stock or obligating or which may obligate the Company to grant, extend or enter into any such subscription, option, warrant, scrip, right, call, convertible security, or other similar agreement, arrangement, or similar commitment.

         (e) The shares of Common Stock issuable upon the conversion of the Debentures have been duly authorized and, when issued and delivered to the Purchaser in accordance with the terms of said Debentures, will be validly issued, fully paid and nonassessable. The


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Company's Common Stock is currently authorized and listed for trading on the
NASDAQ SmallCap Market and is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (f) The information provided by or on behalf of the Company to the Purchaser in connection with the transactions contemplated by the Agreement, including, without limitation, the information referred to in Section 3(g) of this Agreement, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company hereby incorporates by reference herein the SEC Reports.

         (g) Except as disclosed in the SEC Reports, since December 31, 1998, there has been no material adverse change and no material adverse development in the business or financial condition of the Company.

         (h) Except as disclosed in the SEC Reports, there is no action, suit or proceeding, before or by any court, public board or body or governmental agency pending or, to the knowledge of the Company, threatened against the Company and, to the knowledge of the Company, except as disclosed in the SEC Reports, there is no inquiry or investigation before or by any court, public board or body or governmental agency pending or threatened against the Company, in any such case wherein an unfavorable decision, ruling or finding could have a material adverse effect on the business or financial condition of the Company.

         (i) The proceeds of this investment by the Purchaser will be used by the Company for working capital purposes.

5.       Securities Act Registration.

         (a) The Company shall register promptly under the Securities Act, at the Company's expense (other than underwriting discounts and commissions, if any), all of the shares of Common Stock issuable upon the conversion of the Debentures and such number of shares of Common Stock equal to the number of shares of Common Stock that the Company may issue as payment of any accrued interest on the Debentures (the "Registrable Shares") and in that connection shall file, by no later than sixty (60) days after the date hereof, a registration statement with respect to the Registrable Shares (the "Registration Statement") with the SEC and shall use its best efforts to have such Registration Statement declared effective by the SEC within one hundred twenty
(120) days after filing. Notice of effectiveness of the Registration Statement shall be furnished promptly to the Purchaser. The Company shall use its best efforts to maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act. The Company shall use its best efforts to maintain the effectiveness of the Registration Statement with respect to the Registrable Shares until all of the Registrable Shares have been sold by the Purchaser pursuant thereto or such date as all of the Registrable Shares may be sold by the Purchaser during any one period of three (3) consecutive months pursuant to Rule 144 under the Securities Act or otherwise without registration.

         (b) In the event that the Company registers under the Securities Act any of the Registrable Shares held by the Purchaser, the Company shall indemnify and hold harmless the Purchaser and each underwriter, sales or placement agent of such shares and each person, if any, who controls the Purchaser or any such underwriter or agent within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act or the Exchange Act or otherwise, and, except as hereinafter provided, shall reimburse the Purchaser and each of the underwriters, agents and each such


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controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company shall not be liable to any Purchaser, underwriter or controlling person in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser, underwriter or controlling person expressly for use therein; and provided, further, that the Company shall not be liable to any underwriter, placement or sales agent or controlling person under the indemnity agreement in this subsection (b): (i) who has not complied with Section 5(f) or 5(g) hereof or
(ii) with respect to the Registration Statement, or any preliminary or final or summary prospectus, to the extent that any such loss, claim, damage, expense or liability of such underwriter, agent or controlling person results from the fact that such underwriter, agent or controlling person sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the related amended registration statement or amended or supplemented prospectus which the Company has previously furnished to such underwriter, agent or controlling person and which corrects the statement or omission, or alleged statement or omission, out of which such loss, claim, damage or liability arises. Promptly after receipt by the Purchaser or any underwriter, agent or any person controlling any of them, as the case may be, of notice of a claim to which the foregoing indemnification applies, the Purchaser or such other person shall notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Purchaser or such underwriter, agent or controlling person, as the case may be, and the payment of expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. The Purchaser or any underwriter, agent or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless: (x) the employment of such counsel has been specifically authorized by the Company, (y) the Company has failed to assume the defense and employ counsel, or (z) the named parties of any such action, suit or proceeding (including any impleaded parties) include both the person or persons seeking indemnification (the "indemnified person") and the Company and such indemnified person shall have been advised by its counsel that representation of the indemnified person and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified person). The Company shall not be liable to indemnify the Purchaser or any underwriter, agent or any such controlling person for any settlement of any such action effected without the Company's consent.

         (c) The Purchaser shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all losses, claims, damages, expenses or liabilities or actions to which they or any of them become subject under the Securities Act or the Exchange Act or otherwise, and shall reimburse the Company, its officers and directors and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of


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them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any information relating to the Purchaser furnished by or on behalf of the Purchaser in writing specifically for inclusion in such Registration Statement. Notwithstanding the above, the liability of the Purchaser under this Section 5(c) shall not exceed the proceeds (net of underwriting discounts or commissions) received by the Purchaser upon the sale of the Registrable Shares.

         (d) Any losses, claims, damages, liabilities and reasonable expenses for which an indemnified party is entitled to indemnification under Sections 5(b) and 5(c) of this Agreement shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities and expenses are incurred.

         (e) The Company shall promptly notify in writing the Purchaser or the sales or placement agent, if any, of Registrable Shares covered by the Registration Statement and the managing underwriter or underwriters, if any, (i) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (iv) at any time when a prospectus is required to be delivered under the Securities Act, that such Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment, or any document incorporated by reference in any of the foregoing, contains or may contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (f) In the event that the Company would be required to deliver a notice, pursuant to Section 5(e) above, the Company shall without delay prepare and furnish to the Purchaser, to each placement or sales agent of Registrable Shares, if any, and to each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The sellers of Registrable Shares agree that upon receipt of any notice from the Company pursuant to Section 5(e) hereof, they shall forthwith discontinue the disposition of Registrable Shares pursuant to the Registration Statement applicable to such Registrable Shares until they shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, the sellers of Registrable Shares shall deliver to the Company all copies, other than permanent file copies, then in their possession of the prospectus covering such Registrable Shares at the time of receipt of such notice.

         (g) The Company may require the sellers of Registrable Shares to furnish to the Company such information regarding such sellers and their intended method of distribution of such Registrable Shares as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such seller agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such seller to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such seller or such seller's intended method of distribution of such


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Registrable Shares or omits or would omit to state any material fact regarding such seller or its intended method of distribution of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such seller or the distribution of such Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (h) In addition to the foregoing provisions of this Section 5 and not in limitation thereof, the Company shall have the right to suspend use of the Registration Statement and the related prospectus for a period of up to ninety
(90) days if its Board of Directors determines in good faith that there is a valid purpose for such suspension. For purposes of this Agreement, a valid purpose shall include, but is not limited to, a good faith determination that the Registration Statement may contain a material misstatement or omission (including as a result of the Company having under consideration a significant acquisition or disposition or other material transaction that has not been publicly disclosed) in which case the Company may cause the Registration Statement not to be used by the sellers of Registrable Shares until such time as the SEC has declared effective a post-effective amendment to the Registration Statement filed by the Company or if the misstatement or omission can be corrected by incorporation by reference in the Registration Statement of another SEC filing of the Company, the Company has made another filing on Form 8-K or other appropriate form to correct such misstatement or omission. Notwithstanding the foregoing, the Company may not suspend the use of the Registration Statement and the related prospectus more than two (2) times during any calendar year

         (i) The Company shall furnish to the Purchaser such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested by the Purchaser in order to facilitate the disposition of the Registrable Shares owned by the Purchaser.

         (j) The Company shall use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser; provided, however, that the Company shall not be required in connection therewith, or as a condition thereto, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, or in any state where the Company's securities are not already traded pursuant to a secondary trading or "Manual" exemption.

         (k) The Company will use its best efforts to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety
(90) days following the effective date of the initial Registration Statement filed by the Company under the Securities Act; and

6. Brokers. Each of the Company and Purchaser represent and warrant that no person or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim upon or against the Company or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or the Purchaser, and each of the Company and the Purchaser agrees to indemnify and hold the other party harmless against any such commissions, fees, or other compensation.

7. Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in


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exercising such right or remedy, or any course of dealings between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, and no other person shall have any right or obligation hereunder. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the Purchaser without the prior written consent of other party and any assignment in violation hereof shall be void, provided that the Purchaser may assign its rights and obligations hereunder to any person acquiring some or all of the Securities, provided that
(i) such transfers are made to no more than ten (10) transferees, (ii) such transferees are determined by the Company to meet the suitability requirements for such an investment and (ii) such transferees agree in writing to be bound by the terms hereof.

10. Choice of Law; Conflict of Law; Jurisdiction and Venue. Except as otherwise expressly provided herein, the terms, conditions and enforceability of this Agreement shall be governed by and interpreted under the laws of the State of New York. Any claim, dispute or disagreement relating to the terms and conditions of this Agreement, or arising from this Agreement or the subject matter of this Agreement, may be brought only in the state and Federal courts of New York which shall have exclusive jurisdiction thereof. The parties to this Agreement consent to such jurisdiction and venue and hereby knowingly and voluntarily waive all objections thereto on the basis of lack of personal jurisdiction, venue or convenience.

11. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

12. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same instrument. However, in enforcing any party?s rights under this Agreement it will be necessary to produce only one copy of this Agreement signed by the party to be charged.

13. Notice. Any notice to be given or to be served upon any party in connection with this Agreement must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

         If to the Company, to:

                  Chromatics Color Sciences International, Inc.
                  5 East 80th Street
                  New York, New York 10021
                  Attn: Darby S. Macfarlane
                  Telephone: (212) 717-6544
                  Facsimile: (212)  717-6675

         With a copy to:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York 10022

                  Attn: Eric M. Lerner
                  Telephone: (212) 940-8800
                  Facsimile: (212) 940-8776

         If to the Purchaser, to:

                  Gary W. Schreiner
                  2126 Melvin Drive
                  Rock Falls, Illinois  61071
                  Telephone: (        ) ___________
                  Facsimile: (        ) ___________

         With a copy to;

                  Ward Murray Pace & Johnson P.C.
                  P.O. Box 400
                  Sterling, Illinois  61081
                  Attn.:  Mr. Laurence F. Johnson
                  Telephone: (        )______________
                  Facsimile: (        )______________

Any party may, at any time by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

15. Fees and Expenses. Each of Purchaser and the Company agrees to pay its own expenses incident to the performance of its obligations hereunder including, but not limited to, the fees and disbursements of such party?s legal counsel; provided, however, that the prevailing party in any action, suit or proceeding brought before or by any court or governmental agency or body, domestic or foreign arising out of the transactions contemplated hereby shall be entitled to be reimbursed for its reasonable legal fees and expenses.

16. Confidentiality. Each of the Company and the Purchaser agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.



                            {Signature Page Follows}





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




         The undersigned acknowledges that this Agreement shall not be effective unless and until accepted by the Company as indicated below.

Dated this 15th day of April, 1999.


                                   By:
                                       ----------------------------------------
                                             Gary W. Schreiner


         THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 15TH DAY OF APRIL, 1999.


                                   Chromatics Color Sciences International, Inc.


                                   By:
                                       ----------------------------------------

                                   Name:
                                        ---------------------------------------


                                   Title:
                                         --------------------------------------









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